      Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and

                First Allmerica Financial Life Insurance Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and First Allmerica Financial Life Insurance Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2003, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
              -----------------------------------

Name:          John P. Kavanaugh
              -----------------------------------

Title:         Vice President
              -----------------------------------

Date:          May 1, 2003
              -----------------------------------



ALLMERICA INVESTMENT TRUST                                       ALLMERICA FINANCIAL INVESTMENT
                                                                 MANAGEMENT SERVICES, INC.
By:                                                              By:
              -----------------------------------                            -----------------------------------

Name:         Kristin L. Bushard                                 Name:       Paul T. Kane
              -----------------------------------                            -----------------------------------

Title:        Vice President                                     Title:      Vice President
              -----------------------------------                            -----------------------------------

Date:          May 1, 2003                                       Date:        May 1, 2003
              -----------------------------------                            -----------------------------------

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2003)

                                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS


                                              VARIABLE LIFE PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                        1933 ACT #    1940 ACT #
      ----------------                          ------------                        ----------    --------
      VEL II                                    VEL (`93)                            33-71050      811-8130

      Separate Account SPVL                     Allmerica Estate Optimizer           333-45914    811-10133
                                                Select SPL                           333-45914
                                                SPL II                               333-84310

      Inheiritage                               Inheiritage                          33-74184      811-8304
                                                Select Inheiritage

      Allmerica Select Separate Account  II     Select Life                          333-62369     811-8987

      Group VEL                                 Group VEL                            333-06383     811-7663


      Separate Account IMO                      VUL 2001                             333-64162    811-10433
                                                VUL 2001 Survivorship                 Pending     811-10433


      Separate Account FR1                      PremierFocus                            N/A          N/A


      Separate Account FR2                      PremierFocus                            N/A          N/A


      Separate Account FR3                      PremierFocus                            N/A          N/A


      Separate Account FR4                      PremierFocus                            N/A          N/A


      Separate Account FQ1                      PremierFocus                            N/A          N/A


      Separate Account MM                       Ehrenkranz PPVUL                        N/A          N/A
                                                Neuberger Berman PPVUL
                                                Ramius PPVUL Strauss

      Separate Account EQ1N                     Ehrenkranz PPVUL                        N/A          N/A


                                            VARIABLE ANNUITY PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
      ----------------                          ------------                         ----------   --------
      VA-K                                      ExecAnnuity Plus 91                   33-71052     811-8114
                                                ExecAnnuity Plus 93                   33-71052
                                                Allmerica Advantage                   33-71052
                                                Agency C-Shares                       333-38276
                                                Agency Accumulator (no-load)          333-87105
                                                Allmerica Immediate Advantage         333-81859
                                                Variable Annuity (IVA)
                                                ValuePlus Assurance IVA (First        333-81859
                                                Union)
                                                Fund Quest                            333-90545
                                                Allmerica Value Generation            333-87105
                                                (Annuity Scout)

                                            VARIABLE ANNUITY PRODUCTS

      SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
      ----------------                          ------------                         ----------   --------

      Allmerica Select Separate Account         Allmerica Select Resource I           33-71058     811-8116
                                                Allmerica Select Resource II          33-71058     811-8116
                                                Allmerica Select Charter (C-Shares)   333-63087    811-8116
                                                Allmerica Select Advocate (no-load)   333-90533    811-8116
                                                Allmerica Select Acclaim              333-92117    811-8116
                                                  (Secondary)

      Separate Accounts VA-A, VA-B, VA-C,
      VA-G, VA-H                                Variable Annuities (discontinued)

      Fulcrum Separate Account                  Fulcrum

                                                                                      333-16929   811-7947

      Separate Account UR1                      PremierFocus                             N/A         N/A
      Separate Account UR2                      PremierFocus                             N/A         N/A
      Separate Account UR3                      PremierFocus                             N/A         N/A
      Separate Account UR4                      PremierFocus                             N/A         N/A
      Separate Account UQ1                      PremierFocus                             N/A         N/A

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                     PORTFOLIOS OF ALLMERICA INVESTMENT TRUST

                     AIT Core Equity Fund (Service Shares)
                      (formerly Growth Fund)
                     AIT Equity Index Fund (Service Shares)
                     AIT Government Bond Fund (Service Shares)
                     AIT Money Market Fund (Service Shares)
                     AIT Select Capital Appreciation Fund (Service Shares) AIT Select Growth Fund (Service Shares)
                     AIT Select International Equity Fund (Service Shares) AIT Select Investment Grade Income Fund (Service Shares)
                      (formerly Investment Grade Income Fund)
                     AIT Select Value Opportunity Fund (Service Shares)